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                                                                    EXHIBIT 99.1

CONTACT:
BMC Communications/Trout Group                 Enchira Biotechnology Corporation
Brad Miles x17 (for media inquiries)           Paul G. Brown, III
Jonathan Fassberg x16 (for investor inquiries) President
(212) 477-9007                                 (281) 364-6140


   ENCHIRA BIOTECHNOLOGY ANNOUNCES DELISTING FROM NASDAQ AND UPDATES PROGRESS
                          WITH ASSET REDEPLOYMENT PLAN

THE WOODLANDS, Texas, Oct. 22 -- Enchira Biotechnology Corp. (Nasdaq: ENBC) today announced that the Nasdaq Listing Qualifications Panel has declined the Company's request for additional time to regain compliance with the Nasdaq SmallCap listing requirements. Accordingly, the Panel determined to delist the Company's securities from the Nasdaq Stock Market effective with the open of business October 22, 2002. Efforts are underway for the stock to begin trading on the OTC Bulletin Board.

The Company further announced its progress in completing the Asset Redeployment Plan. In addition to hiring Howard, Frazier, Barker & Elliott to assist in evaluating strategic alternatives in the redeployment of assets and seeking merger or acquisition partners or additional funding sources, the Company has taken several additional steps to preserve its working capital while reviewing its strategic alternatives.

    In recent months the Company has:
    -- negotiated severance terms with prior top management and eliminated all full-time employees except Paul G. Brown and Dr. Daniel J. Monticello, who were retained on special contracts following the downsizing in May, 2002 as President and Chief Technology Officer respectively, to manage the substantial downsizing of the Company and to coordinate efforts to find merger or acquisition partners, seek additional funding and redeploy corporate assets in the most efficient and cost effective manner possible. When those special contract periods were completed, Mr. Brown and Dr. Monticello agreed to continue to work for the Company on a part-time basis;
    -- communicated with and evaluated multiple potential merger partners and terms concerning multiple potential deal structures, none of which has been found suitable or resulted in additional funding to-date,
    -- consulted with the Company's outside counsel to identify and consider alternatives and to review the possible courses of action;
    -- consolidated laboratory and office space and minimized associated space costs, including negotiations to sublet some space and renegotiate terms of the existing lease and assisting the building owner to reconfigure the space and find replacement tenants/subtenants;
    --  sold surplus laboratory and office equipment;
    -- sold certain reports and intellectual property related to the Company's discontinued biodesulfurization research at the best prices obtainable in the market for this highly specialized research;
    --  renegotiated and eliminated on-going licensing payments;
    -- screened and hired a replacement auditing firm after Arthur Anderson ceased operations;
    -- undertaken multiple successful efforts to collect accounts receivable, minimize operating costs, and preserve working capital.

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"Over the past several months, we have made every effort to remain listed, preserve our working capital and work in the interest of all the shareholders. Of course, we are very disappointed with Nasdaq's decision, which severely limits our options for the Company. While we continue to explore alternatives for the Company, we will in all likelihood proceed with the dissolution plan we outlined in our last quarterly report and disclosed in August," said Company President Paul Brown.

Additional information is available at the Company's website:
http://www.enchira.com.

THIS DOCUMENT CONTAINS FORWARD-LOOKING STATEMENTS RELATING TO ITS PLANS OF LIQUIDATION AND DISSOLUTION AND THE POTENTIAL FOR COMPLETION OF A STRATEGIC TRANSACTION, THAT ARE SUBJECT TO CERTAIN RISKS, UNCERTAINTIES AND ASSUMPTIONS, INCLUDING BUT NOT LIMITED TO, THE ABILITY TO REALIZE SUFFICIENT VALUE FOR THE COMPANY'S ASSETS TO SATISFY ITS CREDITORS, OR TO IDENTIFY AND NEGOTIATE A SATISFACTORY STRATEGIC AGREEMENT WITH A THIRD PARTY. SHOULD THESE RISKS AND UNCERTAINTIES MATERIALIZE, OR SHOULD UNDERLYING ASSUMPTIONS PROVE INCORRECT, ACTUAL RESULTS MAY VARY MATERIALLY FROM THOSE INDICATED IN SUCH FORWARD- LOOKING STATEMENTS. FOR A DISCUSSION OF CERTAIN ADDITIONAL RISKS AND ASSUMPTIONS, SEE "RISK FACTORS" INCLUDED IN THE COMPANY'S SEC FILINGS.